UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2012

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of

Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

12061 Bluemont Way, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

(703) 948-3200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 26, 2012, VeriSign, Inc. (“VeriSign” or the “Company”) announced its financial results for the fiscal quarter ended March 31, 2012 and certain other information. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02 of Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Use of Non-GAAP Financial Information

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of our Convertible Debentures, unrealized gain/loss on contingent interest derivative on Convertible Debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. All non-GAAP figures for each period presented in Exhibit 99.1 have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the Company’s operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the Company’s operating results from period to period. In the press release attached hereto to as Exhibit 99.1, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 20, 2012, it was determined that John D. Calys will cease to serve as the Company’s Interim Chief Financial Officer, a position he was appointed to on September 26, 2011 on an interim basis, effective on May 14, 2012, the date his successor will assume the position of Chief Financial Officer as described below. Mr. Calys will continue to serve as Vice President, Controller of the Company, a position he has held since December 2010, including throughout his tenure as the Company’s Interim Chief Financial Officer.

(c) On April 20, 2012, the Board of Directors appointed Mr. George E. Kilguss, III as the Company’s Chief Financial Officer. Mr. Kilguss is expected to assume his position as Chief Financial Officer on May 14, 2012. Prior to joining the Company, Mr. Kilguss, 51, served as the Chief Financial Officer of Internap Network Services Corporation, an IT infrastructure solutions company, since April 2008. From December 2003 to December 2007, he served as the Chief Financial Officer of Towerstream Corporation, a company that delivers high speed wireless Internet access to businesses using WiMAX microwave access. Mr. Kilguss holds an M.B.A. degree from the University of Chicago’s Graduate School of Business and a B.S. degree in Economics and Finance from the University of Hartford.

The Compensation Committee of the Company approved the following compensation package for Mr. Kilguss in his capacity as the Company’s Chief Financial Officer: (a) a base salary of $375,000 per annum, (b) eligibility for a discretionary annual bonus of 60% of his base salary under the Verisign Performance Plan (“VPP”); (c) a grant of 40,000 time vested restricted stock units, which will vest as to 25% over each anniversary of the date of the grant until fully vested, subject to Mr. Kilguss continuing to be employed by the Company; and (d) a target grant of 40,000 performance-based restricted stock units, the exact number of which will be determined based on achievement of the 2012 VPP performance measures and which will vest as to 25% upon certification of the 2012 performance results and thereafter as to 25% on each of the second, third and fourth anniversaries of the date of the grant until fully vested, subject to Mr. Kilguss continuing to be employed by the Company. The time vested restricted stock units and performance-based restricted stock units were granted pursuant to the Company’s 2006 Equity Incentive Plan, effective upon, and with a grant date of, the date of commencement of Mr. Kilguss’ employment.

In addition, in the event Mr. Kilguss is involuntarily terminated by the Company without cause prior to January 1, 2013, he will be eligible to receive the following, contingent upon Mr. Kilguss’ execution and non-revocation of a general release of all claims against the Company: a lump-sum cash payment equal to the amount of base salary that would have been paid from the date of termination through June 30, 2013; a lump-sum cash payment of a bonus for 2012 equal to 60% of his annual base salary; and immediate vesting of 25% of each of his time vested and performance-based restricted stock unit awards (assuming target achievement of performance measures). Mr. Kilguss’ eligibility to receive these amounts, less applicable taxes and deductions, and equity would also be subject to his compliance with non-compete obligations through June 30, 2013.

Upon commencement of his employment, Mr. Kilguss also is eligible to enter into the Amended and Restated Change-in-Control and Retention Agreement in the form previously approved by the Compensation Committee of the Company in April 2011 (the “CIC Agreement”). The form of CIC Agreement was filed on the Company’s Quarterly Report on Form 10-Q on July 29, 2011 and incorporated by reference as Exhibit 10.68 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Mr. Kilguss will also be eligible to receive relocation reimbursement for costs incurred within one year from the commencement of his employment up to $150,000 (which he will be required to reimburse if he terminates his employment with the Company for any reason within one year from the commencement of his employment, on a 12-month prorated basis) pursuant to the Company’s relocation policy.

The press release attached hereto as Exhibit 99.1 also announces these changes to the Company’s management team.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Text of press release of VeriSign, Inc. issued on April 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: April 26, 2012	By:	/s/ Richard H. Goshorn
Richard H. Goshorn
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Text of press release of VeriSign, Inc. issued on April 26, 2012.

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